Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT this (“Agreement”), dated as of June 2, 2016, by and among Lion Biotechnologies, Inc., a Nevada corporation (the “Company”), and the purchasers listed on Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has engaged Jefferies LLC and Piper Jaffray & Co. to act as placement agents (the “Placement Agents”) for the offering of the securities of the Company as more fully described in this Agreement.

WHEREAS, subject to the terms and conditions of this Agreement, the Purchasers desire to purchase and the Company desires to sell up to a maximum of $100 million consisting of (i) no more than 9,684,000 shares of the Company’s common stock, par value $0.000041666 per share (the “Common Stock”), representing 19.9% of the Company’s outstanding Common Stock immediately prior to the transactions contemplated by this Agreement and (ii) up to 11,500,000 shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Preferred Shares”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

Purchase and Sale of Common Stock and Preferred Shares

Section 1.1           Purchase and Sale of Shares. At the Closing, upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and each Purchaser shall, severally but not jointly, purchase from the Company the number of shares of Common Stock and Preferred Shares listed on Exhibit A attached hereto for an aggregate purchase price of set forth on Exhibit A (the shares of Common Stock purchased hereunder are herein referred to as the “Common Shares”). The purchase price (the “Purchase Price”) paid by each Purchaser shall be allocated as follows: 46.00% of the Purchase Price shall be allocated to the purchase of Common Shares at a price of $4.75 per share, and 54.00% of the Purchase Price shall be allocated to the purchase of Preferred Shares at a purchase price of $4.75 per share. No fractional Preferred Shares shall be issued; any fractional Preferred Share shall be rounded the next whole share. The portion of the Purchase Price of Preferred Shares that is rounded up or down shall be added to, or subtracted from, the purchase price of the Common Shares and will increase or decrease the number of Common Shares purchased. The Common Shares and the Preferred Shares are collectively referred to herein as the “Shares”. Notwithstanding the foregoing, the number of Common Shares that any Purchaser will be permitted to purchase hereunder may not exceed the difference between 11,611,900 (19.9% of the Company’s outstanding Common Stock after the issuance of the Common Shares pursuant to this Agreement) and the number of shares of Common Stock beneficially owned by that Purchaser immediately prior to the acquisition of Shares hereunder. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2           Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the number of Shares set forth on the signature page hereof and opposite their respective names on Exhibit A. The closing of the purchase and sale of the Shares to be acquired by the Purchasers from the Company under this Agreement shall take place remotely via the exchange of documents and signatures (the “Closing”) at 10:00 a.m., Eastern Time (i) on or before June 7, 2016, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers and the Company may agree upon (the “Closing Date”). The entire Purchase Price payable by each Purchaser shall be payable in cash, by wire transfer or in immediately available funds, at the Closing.

Section 1.3           Underlying Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the conversion of the Preferred Shares. The Purchasers acknowledge that the Preferred Shares shall not be convertible into shares of Common Stock unless, and until the stockholders of the Company approve the convertibility of the Preferred Shares, which approval shall be provided in accordance with the rules of The Nasdaq Global Market. Any shares of Common Stock issuable upon conversion of the Preferred Shares (and such shares when issued) are herein referred to as the “Underlying Shares”. The Common Shares, the Preferred Shares and the Underlying Shares are sometimes collectively referred to herein as the “Securities”.

ARTICLE II

Representations and Warranties

Section 2.1           Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares, the Company hereby makes the following representations and warranties to the Purchasers and the Placement Agents, as applicable:

(a)          Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries or own securities of any kind in any other entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially affect the Company’s business or hinder the performance by the Company of its material obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof).

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Certificate of Designation of Rights, Preferences and Privileges of the Series B Preferred Stock setting forth the preferences, rights and limitations of the Preferred Shares to be filed prior to the Closing by the Company with the Secretary of State of Nevada substantially in the form attached hereto as Exhibit B (the “Certificate of Designation”), the Registration Rights Agreement, and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the “Transaction Documents”), and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, the Company’s board of directors (the “Board”) or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at or prior to the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)          Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding as of the date of this Agreement are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Company’s Common Stock and any other security of the Company have been duly and validly authorized. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth on Schedule 2.1(c) hereto, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.1(c) hereto, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation as amended and restated and in effect on the date hereof (the “Articles”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

(d)          Issuance of Securities. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. The Underlying Shares to be issued upon conversion of the Preferred Shares have been duly authorized by all necessary corporate action and when issued and paid for in accordance with the terms of this Agreement and as set forth in the Certificate of Designation, such shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the “Commission”) and/or FINRA prior to or subsequent to the Closing, or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto).

(f)          Commission Documents; Financial Statements. The Company has made available to the Purchasers through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”), and all other reports, schedules, forms, statements and other documents required to be filed by the Company pursuant to the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2015 (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of their filing, other than the timeliness of the filings, each Commission Document complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, at the time of its filing, each Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiary as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)          No Material Adverse Change. Since March 31, 2016, the Company has not experienced or suffered any Material Adverse Effect.

(h)          No Undisclosed Liabilities. The Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth in the Commission Documents or incurred in the ordinary course of the Company’s business since March 31, 2016, and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

(i)          No Undisclosed Events or Circumstances. Since March 31, 2016, except as disclosed in the Commission Documents filed prior to the date hereof, (i) to the Company’s knowledge, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to any existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and set forth on Schedule 2.1(i) hereto, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiary or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) trading day prior to the date that this representation is made.

(j)          Title to Assets. The Company has good and marketable title to all of its personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for those that, individually or in the aggregate, do not have a Material Adverse Effect. All said leases of the Company are valid and subsisting and in full force and effect. The Company does not own any real property.

(k)          Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened, against the Company which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as disclosed in the Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

(l)          Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(m)          Taxes. The Company has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

(n)          Certain Fees. The Company has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents, except for dealings with the Placement Agents. The Company has agreed to pay customary commissions and fees to the Placement Agents.

(o)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Commission Documents. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, including any disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.2 hereof.

(p)          Intellectual Property. The Company and its subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with its current business as described in the Commission Documents (collectively, the “Intellectual Property Rights”). Neither the Company nor its subsidiary has received a notice (written or otherwise) that any of the material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any of its subsidiaries has received, since the date of the latest audited financial statements included within the Commission Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(q)          Books and Records; Sarbanes-Oxley; Internal Accounting Controls. The books, records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”) and have presented in the Company’s most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have adversely affected, or is reasonably likely to adversely affect, the internal control over financial reporting of the Company.

(r)          Material Agreements. Except the Transaction Documents, or as disclosed in any of the Schedules attached hereto, or as included as exhibits to the Commission Documents, the Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, “Material Agreements”) if the Company was registering securities under the Securities Act. The Company has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, and the Company has not received a notice of default and, to the best of the Company’s knowledge, it is not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect.

(s)          Transactions with Affiliates. Except as set forth in the Commission Documents or as disclosed in any of the Schedules attached hereto, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t)          Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of The Nasdaq Global Market, or any other market or exchange on which the Common Stock is listed or quoted for trading on the Closing Date.

(u)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for any purposes, including the Securities Act which would require the registration of any such securities under the Securities Act.

(v)         Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(w)          Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Shares, or for the performance by the Company of its obligations under the Transaction Documents.

(x)          Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)          Foreign Corrupt Practices. Neither the Company nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

(z)          No Disagreements with Accountants. There are no disagreements of any kind presently existing between the Company and the accountants formerly or presently employed by the Company.

(aa)         Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb)       Investment Company Act Status. The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(cc)        Absence of Manipulation. The Company has not, and to the Company’s knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation to be paid to the Placement Agents in connection with the issuance of the Securities.

(dd)       Office of Foreign Assets Control. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ee)        U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(ff)         Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(gg)       Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)       Acknowledgement Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 2.2(f) hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ii)         Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to for their respective businesses as currently conducted and as described in the Commission Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(jj)         Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such subsidiary, and neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any of its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all United States federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)        No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a "Company Covered Person" and, together, "Company Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agents a copy of any disclosures provided thereunder.

(ll)         Other Covered Persons. Other than the Placement Agents, the Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities pursuant to this Agreement.

(mm)      Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agents in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

(nn)       No Registration Rights. No Person has the right to (i) prohibit the Company from filing a registration statement or (ii) other than as disclosed in the Commission Documents, require the Company to register any securities for sale under the Securities Act by reason of the filing of a registration statement. The granting and performance of the registration rights under the Registration Rights Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

Section 2.2           Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a)          Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company, partnership or any other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)          Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its board of directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser. The other Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)          Acquisition for Investment. Such Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person; provided, however, that by making the representations herein and subject to Section 2.2(e) below, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to pledge any of the Securities for margin purposes and/or to dispose of any of the Securities at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d)          Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e)          General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of United States federal and state securities laws and the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f)          Experience of Such Purchaser; Independent Investment Decision. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Securities and such Purchaser has not relied on the business or legal advice of the Placement Agents or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated herein..

(g)          No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)          Accredited Investor. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act. Such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i)          Certain Trading Activities. Other than with respect to the purchase of Securities hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitation, any short sales (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act) involving the Company’s securities) since the time that such Purchaser was first contacted by the Company, the Placement Agents or any other Person regarding the specific investment contemplated hereby. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any purchase or sale of securities of the Company (including short sales) other than with respect to the purchase of Securities hereunder prior to the time that the transactions contemplated by this Agreement are first publicly disclosed. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation and covenant set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that has knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement and the Placement Agents or their, or their affiliates’, respective employees, representative and affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

(j)           Compliance. To its knowledge, no part of the funds being used by such Purchaser to acquire the Securities has been, or shall be, directly or indirectly derived from any activity that may contravene United States federal or state or non-United States laws or regulations applicable to such Purchaser, including, without limitation, applicable Money Laundering Laws.

(k)          Ownership Percentage. The number of Common Shares that such Purchaser proposes to purchase hereunder, when added to any shares of Common Stock beneficially owned by such Purchaser immediately prior to this offering, does not exceed, in the aggregate, 11,611,900 shares of Common Stock.

(l)          Acknowledgements Regarding Placement Agents by each Purchaser.

(i)          The Purchaser acknowledges that the Placement Agents are acting as Placement Agents on a “best efforts” basis for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Securities by a Placement Agent or the Company (or an authorized agent or representative thereof) with whom the Purchaser entered into a verbal or written confidentiality agreement; and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising as such terms are used in Regulation D of the Securities Act.

(ii)         The Purchaser represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of the Placement Agents in connection with the transactions contemplated hereby. The Purchaser acknowledges that the Placement Agents have not made, and will not make, any representations and warranties with respect to the Company or the transactions contemplated hereby, and the Purchaser will not rely on any statements made by the Placement Agents, orally or in writing, to the contrary.

Section 2.3           Exculpation of the Placement Agents. Each party acknowledges that it has read the notice available at http://www.jefferies.com/CMSFiles/Jefferies.com/files/Reg%20A%20and%20D%20Disclosure%207_2014(1).pdf and the information set forth on Exhibit D to this Agreement and hereto agrees for the express benefit of each of the Placement Agents, its affiliates and its representatives that:

(a)          Neither the Placement Agents nor any of their affiliates or any of their representatives (i) has any duties or obligations other than those specifically set forth herein or in the engagement letter, dated as of June 1, 2016 among the Company, Jefferies LLC and Piper Jaffray & Co. (the “Engagement Letter”); (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby and thereby; or (iv) shall be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Documents or (B) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Documents, except for such party’s own gross negligence, willful misconduct or bad faith.

(b)          Each of the Placement Agents, their affiliates and their representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as a Placement Agent hereunder pursuant the indemnification provisions set forth in the Engagement Letter.

ARTICLE III

Covenants

The Company covenants with each Purchaser as follows, which covenants are for the benefit of each Purchaser and their respective permitted assignees.

Section 3.1           Securities Compliance. The Company shall notify the Commission, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers, or their respective subsequent holders.

Section 3.2           Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on The Nasdaq Stock Market, and, prior to the Closing, the Company shall apply to list or quote all of the Common Shares and the Underlying Shares on such trading market and promptly secure the listing of all of the Underlying Shares on such trading market. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market.

Section 3.3           Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.4           Use of Proceeds. The Company will use the net proceeds from the sale of the Securities to repay existing indebtedness, research and development of its product candidates, and for working capital purposes and not for the redemption of any Common Stock, debentures, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock.

Section 3.5           Reservation of Shares of Common Stock. So long as the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the maximum number of shares of Common Stock to effect the conversion of the Preferred Shares.

Section 3.6           Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the Business Day immediately following the Closing Date, the Company shall file a Current Report on Form 8-K (including all attachments, the “8-K Filing”) with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Certificate of Designation, and the Registration Rights Agreement in the form required by the Exchange Act and reviewed by counsel to the Lead Investor (as defined in Section 3.13 hereto) and counsel to the Placement Agents. As of the time of the filing of the 8-K Filing with the Commission, no Purchaser shall be in possession of any material, nonpublic information received from the Company or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its respective officers, directors, employees and agents not to, provide any Purchaser with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing with the Commission without the express written consent of such Purchaser. Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company and counsel to the Lead Investor and counsel to the Placement Agents; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, Purchaser and the Placement Agents shall be notified by the Company (although the consent of such Purchaser and the Placement Agents shall not be required) in connection with any such press release or other public disclosure prior to its release).

Section 3.7           Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares, and the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Section 3.8           Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company, on or before the Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

Section 3.9           Furnishing of Information; Public Information.

(a)          Until the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b)          At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Purchase Price of such Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Common Shares and the Underlying Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 3.9 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) trading day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. Notwithstanding the foregoing, the aggregate amount of Public Information Payments due hereunder shall not exceed twelve percent (12.0%) of the aggregate Purchase Price of such Purchaser’s Securities.

Section 3.10         Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 3.11         Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Section 3.12         Conversion and Exercise Procedures. The form of Notice of Conversion included in the Certificate of Designation set forth the totality of the procedures required of the Purchasers in order to convert the Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Preferred Stock. The Company shall honor conversions of the Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 3.13         Board Provisions.

(a)          The Company further agrees that, as of the Closing Date:

(i)          the number of directors constituting the full Board will be increased by the Board from five to seven directors;

(ii)         Mr. Wayne P. Rothbaum will be appointed to the Board as the Interim Chairman to fill one of the vacant directorships;

(iii)        Mr. Iain Dukes will be appointed to the Board to fill the other vacant directorship.

(b)          From and after the date of the appointments of Messrs. Rothbaum and Dukes until the earlier of (i) date as of which Quogue Capital, LLC (the “Lead Investor” or “Quogue”) beneficially owns less than 5.0% of the Company's outstanding common stock or (ii) June 30, 2017 (such period, the “Effective Period”), the Company shall take no other action to (i) otherwise change the size (whether by increase or decrease) of the Board, other than as contemplated herein, (ii) amend, in any respect, the Articles or Bylaws of the Company, other than as contemplated herein or (iii) enter into any agreement to do any of the foregoing, in each case, without the prior written consent of the Lead Investor.

(c)          During the Effective Period, Quogue shall have the right to have two representatives designated by Quogue (the “Quogue Designees”) included in the Board's slate nominated for election to the Board, and the Board will duly adopt a resolution nominating such representatives for election to the Board at each annual meeting of the Company's stockholders during the Effective Period and directing the Company and its officers and agents to solicit votes for the election of each of the Quogue Designees included in the Board's slate in the same manner.

(d)          If, during the Effective Period, any Quogue Designee is unable or unwilling to continue to serve on the Board and as a result there is a vacancy created on the Board, the Board shall, consistent with its fiduciary duties, appoint a replacement designated by Quogue to fill the resulting vacancy. In addition, Quogue shall have the right to designate a replacement Quogue Designee, for election to the Board at any meeting of Company stockholders during the Effective Period, upon notice to the Company.

(e)          During the Effective Period the Board shall, consistent with its fiduciary duties, (a) nominate such Quogue Designee for election at such annual stockholders meeting, (b) recommend and support each such Quogue Designee's election to the Board as described in Section 3.13(c); and (c) appoint such Quogue Designees to the committees of the Board as described in Section 3.13(f).

(f)          During the Effective Period, the Board will appoint one of the Quogue Designees to each of the Compensation Committee, Audit Committee, and Nominating and Governance Committee. If, at any time during the Effective Period, the Board forms a committee of the Board to evaluate, negotiate or approve an extraordinary transaction involving a possible change in control of the Company, the sale of all or substantially all or a material portion of the assets of the Company, or any other material transaction out of the ordinary course of business, the Board will offer to appoint the Quogue Designees to serve on any such committee.

(g)          Notwithstanding the foregoing or anything to the contrary herein, nothing in this Agreement shall in any way limit Quogue's rights as a stockholder to freely vote its securities on any matter.

(h)          The Quogue Designees, upon appointment or election to the Board, will be provided the same protections, rights and benefits, including (but not limited to) with respect to insurance, indemnification, compensation and fees, and will have the same obligations regarding confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies and other governance guidelines, as are applicable to all non-management directors of the Company. Promptly following the appointment of the Quogue Designees to the Board, the Company and each of the Quogue Designees will enter into the Company’s standard indemnification agreement.

(i)          The provisions of this Section 3.14 may only be modified through a written agreement signed by the Company and by Quogue.

(j)          The Company acknowledges and agrees that irreparable harm to Quogue would occur in the event any of the provision of Section 3.14 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Quogue shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breach of the provisions of Section 3.14 and to enforce specifically the terms and provisions hereof in the Court of Chancery or any federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

ARTICLE IV

Conditions

Section 4.1           Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation hereunder of the Company to close and issue and sell the Shares to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)          Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)          Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)          Delivery of Purchase Price. The Purchase Price for the Shares shall have been delivered to the Company at the Closing.

(e)          Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by the Purchasers to the Company.

(f)          Nasdaq Qualification. The Common Shares and the Underlying Shares to be issued shall be duly authorized for listing by The Nasdaq Stock Market, subject to official notice of issuance, to the extent required by the rules of The Nasdaq Stock Market.

(g)          Series A Consent. The Company shall have received the consent of at least a majority of shares of Series A Convertible Preferred Stock outstanding as to the authorization or creation of a new class of preferred stock of the Company.

Section 4.2           Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares. The obligation hereunder of the Purchasers to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Purchasers at any time in their sole discretion.

(a)          Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b)          Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)          No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or Nevada State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Securities.

(d)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)          No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)          Reservation of Shares of Common Stock. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock equal to the number of Underlying Shares issuable upon conversion of the Preferred Shares.

(g)          Secretary’s Certificate. The Company shall have delivered to the Purchasers a secretary’s certificate, dated as of the Closing Date, as to (i) resolutions adopted by the Board consistent with Section 2.1(b), (ii) resolutions adopted by the Board as contemplated by Section 3.13, (iii) the Articles and the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(h)         Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(i)          Fees and Expenses. As of the Closing Date, all fees and expenses related to this Agreement and the transactions contemplated hereby and required to be paid by the Company, shall have been or authorized to be paid by the Company as of the Closing Date.

(j)          Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement in the Form of Exhibit C attached hereto.

(k)          Certificate of Designation. As of the Closing Date, the Certificate of Designation shall have been filed with the Secretary of State of Nevada.

(l)          Legal Opinions. The Company shall have delivered to the Purchasers a legal opinion, dated as of the Closing Date, from (i) TroyGould PC, counsel for the Company, in a form mutually agreed-upon by the parties, and (ii) Sklar Williams PLLC, Nevada counsel for the Company, in a form mutually agreed-upon by the parties.

(m)         Material Adverse Effect. No Material Adverse Effect shall have occurred.

(n)          Blue Sky. The Company shall have obtained all necessary “Blue Sky” law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

ARTICLE V

Transfer Restrictions; Certificate Legend; Post-Closing Covenants

Section 5.1           Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act and, as a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

Section 5.2           Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR LION BIOTECHNOLOGIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(a)          The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(b)          Certificates evidencing the Common Shares and the Underlying Shares shall not contain any legend (including the legend set forth in this Section 5.2), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Common Shares or Underlying Shares pursuant to Rule 144, (iii) if such Common Shares or Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Shares and Underlying Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent promptly if required by the transfer agent to effect the removal of the legend hereunder. If all or any portion of Preferred Shares are converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if the Common Shares or Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Common Shares or Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Shares or Underlying Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Common Shares and Underlying Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 5.2(b), it will, no later than three trading days following the delivery by a Purchaser to the Company or the transfer agent of a certificate representing the Common Shares or Underlying Shares, as the case may be, issued with a restrictive legend (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Article 5. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. If a Purchaser shall make a sale or transfer of any Common Shares or Underlying Shares either pursuant to (x) Rule 144 or (y) a registration statement, and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Common Shares or Underlying Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Purchaser a certificate representing such Common Shares or Underlying Shares that is free from all restrictive or other legends by 6:00 p.m. (New York City time) on the third trading day on which the Common Stock is listed or quoted for trading following the Share Delivery Date and (2) following such third trading day after the Share Delivery Date and prior to the time such Common Shares or Underlying Shares are received free from restrictive legends, the Purchaser, or any third party on behalf of such Purchaser, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of such Common Shares, Underlying, Shares or Underlying Shares (a “Buy-In”), then, in addition to any other rights available to the Purchaser under the Transaction Documents and applicable law, the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

Section 5.3           Compliance With Sales Provisions. Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in Section 5.2 is predicated upon the Company’s reliance upon this understanding.

Section 5.4           Proxy Statement

(a)          As promptly as practicable after the execution of this Agreement, but in no event later than 30 days after the Closing Date, the Company shall prepare and file with the Commission a definitive proxy statement (the “Proxy Statement”) for a stockholders meeting scheduled to be held no later than 90 days after the Closing Date.

(b)          The Proxy Statement shall include a proposal to permit the Preferred Shares to become convertible into shares of Common Stock as set forth in, and to the extent permitted by the Certificate of Designation, and the issuance of the Underlying Shares upon such conversion, which issuance of shares, when aggregated with the Common Shares, may exceed 20% of the outstanding Common Stock prior to the date of this Agreement. The Proxy Statement shall include the recommendation of the Board to its stockholders that they vote in favor of adoption of the foregoing proposal.

(c)          The Company shall give counsel to the Lead Investor a reasonable opportunity to review and comment on the Proxy Statement each time before that document (or any amendment or supplement thereto) is filed with the Commission, and reasonable and good faith consideration shall be given to any comments made by counsel. The Company shall (i) promptly provide such counsel with any comments or other communications, whether written or oral, that the Company may receive from the Commission or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) provide such counsel with a reasonable opportunity to participate in the response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the Commission. Thereafter, the Company shall promptly respond to such comments and file any amendments thereto.

ARTICLE VI

Termination

Section 6.1           Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date:

(a)          by the mutual written consent of the Company and the Purchasers who subscribed for a majority of the Securities (on an as-converted basis); and

(b)          by the Company or a Purchaser (as to itself but no other Purchaser) upon written notice to the other, if the Closing shall not have taken place by 5:30 p.m. Eastern time on June 10, 2016; provided, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Section 6.2           Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 7.1, 7.2 and 7.3. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1           Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all fees and expenses (including attorneys’ fees and expenses) incurred by the Lead Investor in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated thereunder up to an aggregate maximum of $100,000, regardless of whether or not the Closing occurs (unless the failure of the Closing to occur is a result of a breach by any Purchaser of this Agreement, in which event the Company shall not be required to pay any of such fees or expenses). In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents or incurred in connection with the enforcement of this Agreement and any of the other Transaction Documents, following a breach by the Company of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees, disbursements and expenses.

Section 7.2           Indemnification of Purchasers. Subject to the provisions of this Section 7.2, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses that any such Purchaser Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 7.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

Section 7.3           Specific Enforcement; Consent to Jurisdiction.

(a)          The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)          The Company and each Purchaser (i) hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in the City of New York, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.3 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement, or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 7.4           Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Shares, and no such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

Section 7.5           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy/facsimile or e-mail of a PDF document (with confirmation of transmission) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Lion Biotechnologies, Inc. Attention: Chief Executive Officer 112 West 34th Street, 18th Floor, New York, New York 10120 Facsimile: (212) ________ Telephone: (212) 946-4856 E-mail:
with copies (which copies shall not constitute notice to the Company) to:	TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, California 90067-2367 Attention: Istvan Benko Facsimile: (310) 201-4746 Telephone: (310) 553-4441 E-mail: IBenko@troygould.com
If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement.

with copies (which copies shall not constitute notice to any Purchaser) to:	Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, New Jersey 08540 Attention: Emilio Ragosa Facsimile: (609) 919-6701 Telephone: (609) 919-6600 E-mail: emilio.ragosa@morganlewis.com

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.6           Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.7           Headings; Interpretation. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. The interpretation of this Agreement shall not be affected by the party who drafted this Agreement, and all parties waive any statute, legal decision, or common law principle that would require interpretation of any ambiguities in this Agreement against the party that drafted this Agreement.

Section 7.8           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. After the Closing, the Purchasers may assign the Shares and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company, except as limited by law or otherwise required in this Agreement.

Section 7.9           Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agents, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than indemnified parties, as contemplated by Article VII).

Section 7.10         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.11         Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing until the date one year from the Closing Date, and the agreements and covenants set forth in Articles I, III, V, VII and VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 7.12         Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.13         Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of such Purchasers, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.

Section 7.14         Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.15         Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Registration Rights Agreement.

Section 7.16         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 7.17         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 7.18         Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 7.19         Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

LION BIOTECHNOLOGIES, INC.

By:
Name:
Title:

[Signatures continued on the following pages]

[Company signature page to Securities Purchase Agreement]

“PURCHASER”
___________________________________
(Printed name of Purchaser)

By:

Name:

Title:

Number of Shares to be purchased:

Common Shares: _______ _____

Preferred Shares: ________ ____

Purchase Price: $_______________

Address for Notice: ___________________________________

___________________________________
(Print address)

Telephone: _____________________

Facsimile:______________________

E-mail:_________________________

Delivery Instructions:
(if different than above)

c/o _______________________________

Street: ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.:
__________________________________

[Purchaser signature page to Securities Purchase Agreement]

SCHEDULE 2.1(c)

Capitalization

Common stock: $0.000041666 par value; 150,000,000 shares authorized; 48,667,478 shares issued and outstanding as of June 2, 2016.

Preferred stock: $0.0001 par value, 50,000,000 shares authorized; 1,694 shares of Series A Convertible Preferred Stock were issued and outstanding and no shares of Series B Preferred Stock were issued or outstanding, each as of June 2, 2016.

Stock Options: Stock options to purchase 3,493,454 shares of Common Stock were outstanding as of June 2, 2016.

Warrants: Warrants to purchase 7,073,716 shares of Common Stock were issued and outstanding as of June 2, 2016.

Common Stock that may be issued:

Commitments to Issue Additional Shares

None

Registration Rights

None

Anti-Dilution

The number of shares of Common Stock to be issued upon the conversion of the Series A Convertible Preferred Stock subject to adjustment based on stock dividends, stock splits and similar event.

SCHEDULE 2.1(i)

On June 1, 2016, Elma Hawkins PhD. resigned as the President and Chief Executive Officer of the Company and as a member of the Board of Directors, effective June 3, 2016. The Company intends to disclose Dr. Hawkins’ resignation in a Current Report filed on Form 8-K that is currently scheduled to be filed on June 3, 2016. In addition to paying Dr. Hawkins the severance payments due to her under her employment agreement, the Company agreed to extend exercise period of all of Dr. Hawkins’ stock purchase options to two years after her resignation date. The Company also entered into a three month adviser’s agreement with Dr. Hawkins pursuant to which Dr. Hawkins will provide advisory services to the Board and Maria Fardis PhD. was appointed as the new President and Chief Executive Officer of the Company. Dr. Hawkins will receive $10,000 per month under the advisers agreement.

Effective June 1, 2016, Maria Fardis PhD. was appointed as the new President and Chief Executive Officer of the Company. Concurrently, Dr. Fardis was appointed as a member of the Board of Directors to fill the vacancy created by Dr. Hawkins’ resignation. The Company intends to disclose Dr. Hawkins’ resignation in a Current Report filed on Form 8-K scheduled to be filed on June 3, 2016. Dr. Fardis entered into an employment agreement with the Company pursuant to which she will receive an annual salary of $500,000. The Company also agreed to pay Dr. Fardis a signing bonus of $150,000. In addition, the Company granted Dr. Fardis (i) stock options to purchase an aggregate of 500,000 shares of the Company’s common stock, and (ii) 550,000 non-transferrable Restricted Stock Units. The stock options will have an exercise price of $5.87, to the closing trading price of the Common Stock on June 1, 2016.

EXHIBIT A

LIST OF PURCHASERS

EXHIBIT B

FORM OF

CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES B PREFERRED STOCK

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

In October 2013, Piper Jaffray entered into a settlement of an administrative enforcement action brought by the SEC (see SEC Administrative Proceeding No. 3-15603/Securities Act Release No. 33-9472/Exchange Act Release 34-70804), which related to Piper Jaffray’s role as an underwriter of a municipal bond issue for the City of Wenatchee, WA (the “Settlement”). As part of the Settlement, the SEC found that Piper Jaffray and one of its public finance bankers, Jane Towery, violated Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”). The Settlement also included an order censuring Piper Jaffray and Towery and ordering that Piper Jaffray and Towery pay civil penalties in the amounts of $300,000 and $25,000, respectively. Finally, the Settlement included an undertaking from Piper Jaffray to engage an independent consultant to review its municipal underwriting due diligence policies and procedures and submit a written report and for Piper Jaffray thereafter to certify its compliance with the independent consultant’s recommendations. The Settlement became effective on November 4, 2013.

The Staff of the SEC Division of Corporation Finance (the “Staff”) takes the position that the inclusion of the independent consultant undertaking in the Settlement is a “limitation on its activities” within the meaning of subparagraph (d)(1)(iv)(B) of Rule 506 of Regulation D (“Rule 506”) of the Securities Act, thereby triggering a disqualification of Piper Jaffray in terms of its ability to act as a placement agent in connection with any private placement conducted solely under Rule 506 or as an underwriter or as an underwriter in connection with any offering conducted under Regulation A.

As a result, Piper Jaffray sought and obtained a waiver from the SEC in July 2015 (see Staff Waiver Letter dated July 20, 2015, the “Waiver”). The Waiver permits Piper Jaffray to continue to act as a placement agent in connection with any private placement conducted under Rule 506 of Regulation D or as an underwriter in connection with any offering conducted under Regulation A. This disclosure exhibit is being provided to any purchaser in connection with any such placement or offering in compliance with one of the conditions of the Waiver.